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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  January 24, 2001


                           ALLIED PRODUCTS CORPORATION
             (Exact name of registrant as specified in its charter)


   DELAWARE                           1-5530                      8-0292230
(State or other              (Commission File Number)         (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)



                10 South Riverside Plaza, Chicago, Illinois 60606
                    (Address of principal executive offices)
                                   (Zip Code)


       Registrant's telephone number, including area code: (312) 454-1020


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On January 24, 2001, the Company completed a transaction involving the sale of a substantial majority of the assets of its Verson and Verson Standard Products divisions. The purchaser is Enprotech Corp. of New York. The purchase price was $21.5 million less certain adjustments.

ITEM 5.    OTHER EVENTS

On October 2, 2000, Allied Products Corporation (the "Company") filed a petition for reorganization in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division under Chapter 11 of the United States Bankruptcy Code. The Company is filing copies of its monthly United States Trustee reports under cover of Form 8-K in lieu of Forms 10-Q and 10-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           Exhibits

    2.01 Asset Purchase Agreement, dated December 19, 2000 between Allied Products Corporation, D.I.P. and Enprotech Corp.

    99.01  United States Trustee Report of the Company for October 2000.

    99.02  United States Trustee Report of the Company for November 2000.

    99.03  United States Trustee Report of the Company for December 2000.

    99.04  Press Release.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Allied Products Corporation
                                    (Registrant)


                                     By: /s/ Richard A. Drexler
                                         ----------------------------
                                             Richard A. Drexler
                                             Chairman, President and Chief
                                             Executive & Financial Officer

Dated: January 24, 2001